UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 13, 2004

LANCER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

0-13875	74-1591073
(Commission File Number)	(IRS Employer Identification No.)

6655 Lancer Blvd., San Antonio, Texas	78219
(Address of Principal Executive Offices)	(Zip Code)

(210) 310-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September13, 2004, Lancer Corporation entered into an agreement with The Coca-Cola Company relating to the joint development of the iFountain line of dispensers.  Pursuant to the agreement, The Coca-Cola Company will pay Lancer a total of $7.0 million in consideration of (i) Lancer’s engineering, research and development and other costs incurred by Lancer on the project,  (ii) Lancer’s inventory related to the project that could not be used as intended and did not have feasible alternate uses, and (iii) certain covenants and releases relating to the project.  Lancer had previously written-off $1.2 million of inventory associated with the project during the fourth quarter of 2003.  When payment is received, Lancer will record the entire amount as income.  The agreement is included in this report as Exhibit 10.

Lancer is a supplier of beverage dispensing parts and equipment to The Coca-Cola Company.

Item 9.01  Financial Statements and Exhibits

(c)          Exhibits

10            Form of Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCER CORPORATION

Date: September 13, 2004	By:	/s/ CHRISTOPHER D. HUGHES
Christopher D. Hughes
Chief Executive Officer